Exhibit 10.54

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

CLINICAL SUPPLY AGREEMENT

This Clinical Supply Agreement (this “Agreement”) is entered into as of September 23, 2026 (the “Effective Date”), by and between Avere Therapeutics, Inc., a Delaware corporation having its principal place of business at 1500 District Avenue, Burlington, MA  01803 1500 District Avenue, Burlington, MA  01803 (“Avere”) on the one hand, and Jiangsu Hansoh Pharmaceutical Group Company Ltd., a corporation incorporated under the laws of China having its principal place of business at No. 9 Dongjin Road, Huaguoshan Avenue, Lianyungang, Jiangsu, China (“Jiangsu Hansoh”) and Shanghai Hansoh Biomedical Co., Ltd., a company organized under the laws of the People’s Republic of China (“Shanghai Hansoh” , and together with Jiangsu Hansoh, “Hansoh”), on the other hand. Avere and Hansoh are each referred to in this Agreement individually as a “Party” and together as the “Parties.” Jiangsu Hansoh and Shanghai Hansoh shall be jointly and severally liable for all obligations of Hansoh under this Agreement.

Whereas, Avere and Shanghai Hansoh have entered into the License Agreement dated June 15, 2026 (such agreement, as amended from time to time in accordance with the terms thereof, the “License Agreement”); and

Whereas, in connection with Avere’s activities under the License Agreement, the Parties intend for Hansoh to supply certain products to Avere for human clinical trial purposes on the terms set forth in this Agreement;

Now, Therefore, in consideration of the mutual covenants and agreements provided herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

Article I

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Article I. Capitalized terms used herein but not otherwise defined shall have the meanings set forth for such terms in the License Agreement. Where any provision of the License Agreement is incorporated into this Agreement by reference, such provision shall be read so that (a) references therein to “this Agreement” mean this Agreement, (b) references therein to “Hansoh” mean Hansoh as defined in this Agreement (namely, Jiangsu Hansoh and Shanghai Hansoh, jointly and severally), and each of Jiangsu Hansoh and Shanghai Hansoh shall be bound by, and entitled to the benefit of, such provision as if it were named therein, and (c) references therein to a Section or Article of the License Agreement continue to refer to that Section or Article of the License Agreement, except as expressly provided in this Agreement.

1.1“Agreement” has the meaning set forth in the Preamble.

1.2“Avere” has the meaning set forth in the Preamble.

1.3“Avere Indemnitee(s)” has the meaning set forth in Section 9.2.

1.4“Batch” means a specific quantity of the Products as set forth on Schedule 1.4, that (a) is intended to have uniform character and quality pursuant to the Specifications, and (b) is produced according to a single order during the same Manufacturing cycle.

1.5“Batch Records” means, with respect to a Batch of a given Product, the documents recording the relevant Manufacturing of such Product, including the controls, quality specifications, regulatory requirements and other requirements under which such Batch of such Product was Manufactured.

1.6“Business Day” means Monday to Friday (inclusive) except bank or public holidays in New York City, New York, or Shanghai, the People’s Republic of China.

1.7“Certificate of Analysis” means a certificate certifying that a Batch has been tested in compliance with its Specification.

1.8“cGMP” means the current good manufacturing practices and regulations detailed in (i) the FD&C Act and U.S. Code of Federal Regulations, in particular section 501(a)(2)(B) of the FD&C Act (21 U.S.C. § 351(a)(2)(B)) and 21 C.F.R. Parts 4, 210, 211, 601 and 610 and 820 (ii) the applicable cGMP practices and regulations in the European Union, and (iii) FDA and EU/EMEA guidance documents, as may be amended and applicable from time to time.

1.9 “Clinical Supply” has the meaning set forth in Section 2.2.1.

1.10“[***].

1.11“Defect” means, in respect of any Drug Substance and Drug Product, any failure of such Drug Substance and Drug Product to comply with the Manufacturing Requirements, and “Defective” will be construed accordingly.

1.12“Delivery Date” has the meaning set forth in Section 4.1.

1.13“Delivery Point” has the meaning set forth in Section 4.2.

1.14“Drug Product” means finished pharmaceutical form of Licensed Products (including HS-20118) containing the Drug Substance, unlabeled form as further described by the applicable Specifications.

1.15“Drug Substance” means the active pharmaceutical ingredient of Licensed Compounds (including HS-20118), in bulk form.

1.16“Effective Date” has the meaning set forth in the Preamble.

1.17“FD&C Act” means the United States Food, Drug and Cosmetic Act (21 U.S.C. § 301 et seq.), as amended from time to time, together with any rules, regulations and requirements promulgated thereunder (including all additions, supplements, extensions, and modifications thereto).

1.18“Hansoh” has the meaning set forth in the Preamble.

1.19“Finished Product” means the Drug Substance and/or Drug Product packaged in the primary packaging as defined in a Purchase Order, prior to blinding and without blinded labeling, unless otherwise mutually agreed by the Parties in the applicable Purchase Order.

1.20“Hansoh Indemnitee(s)” has the meaning set forth in Section 9.1.

1.21“Latent Defect” means, in respect of a Product, a Defect existing at the time of Delivery of that Product that is not reasonably discoverable through the incoming inspection and testing described in Section 6.2.1.

1.22“Licensed Compound” has the meaning set forth in Section 1.1.64 of the License Agreement.

1.23 “Licensed Product” has the meaning set forth in Section 1.1.67 of the License Agreement.

1.24“Manufacture,” “Manufacturing” or “Manufactured” has the meaning set forth in Section 1.1.72 of the License Agreement.

1.25“Manufacturer” means a Person (including an Affiliate of Hansoh or a Third Party) that performs, on behalf of Hansoh, any of the Manufacturing services or functions required to be performed by Hansoh under this Agreement.

1.26“Manufacturing Facility” means the facilities identified in the Quality Agreement in which the Drug Substance and Drug Product are manufactured, or any other or additional location determined by Hansoh and approved by Avere in writing in advance.

1.27“Manufacturing Requirements” has the meaning set forth in Section 2.3.

1.28“Party” and “Parties” have the meaning set forth in the Preamble.

1.29“Person” means an individual, sole proprietorship, partnership, limited partnership, limited liability partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture or other similar entity or organization.

1.30“Product(s)” means Drug Substance and Drug Product, separately or collectively, as the case may be.

1.31“Purchase Order” has the meaning set forth in Section 3.1.1.

1.32“Quality Agreement” has the meaning set forth in Section 6.1.

1.33“Retained Territory” has the meaning set forth in Section 1.1.96 of the License Agreement.

1.34“Specifications” means on a Product-by-Product basis, the written specifications for the characteristics and quality of such Product, as set forth in the Quality Agreement.

1.35“Term” has the meaning set forth in Section 10.1.

1.36“Territory” has the meaning set forth in Section 1.1.103 of the License Agreement.

1.37“Third Party” means a person other than Hansoh, Avere or each of their Affiliates.

Article II

Terms of Supply

2.1Forecasted Supplies. Beginning no later than [***], Avere shall provide to Hansoh a written forecast of its expected requirements of Drug Substance and Drug Product by month for the next [***] (each, a “Rolling Forecast”) and Avere shall update the Rolling Forecast every calendar month. The forecast quantities with respect to Drug Substance and Drug Product, for the first [***] months only in each Rolling Forecast (the “Binding Forecast”) shall include the requested delivery dates (such dates must be in compliance with Section 3.1.1) and shall be binding upon the Parties upon Hansoh’s written confirmation, which Hansoh shall provide within [***] Business Days following receipt of each Rolling Forecast (and if Hansoh does not provide such written confirmation during such period, then Hansoh shall be deemed to have confirmed such Rolling Forecast). Any amendment, revision, or modification to a Binding Forecast shall require the prior written agreement of both Parties. [***].

2.2Manufacture and Supply.

2.2.1Clinical Supply. During the Term and pursuant to the terms of this Agreement, Hansoh shall use Commercially Reasonable Efforts to Manufacture and supply to Avere the Drug Substance and Drug Product in unlabeled Finished Product form for use by Avere in Clinical Trials of the Drug Product in the Field in the Territory (the “Clinical Supply”). For the avoidance of doubt, Purchase Orders shall be for MOQ or a multiple of MOQ, or a mutually agreed quantity. Unless otherwise agreed by the Parties, “Minimum Order Quantity” (“MOQ”) of the Products required in order for a Purchase Order to be accepted by Hansoh is one (1) whole Batch of Drug Substance or Drug Product, as the case may be. Without limiting the foregoing, (a) Hansoh [***], provided that [***]. [***].

2.2.2Packaging. Hansoh shall package the shipment of Products, to the extent such packaging is performed by Hansoh, in accordance with the Specifications (or as otherwise set forth in the Quality Agreement, as applicable).

2.3Manufacturing Requirements. During the Term, Hansoh shall ensure that all Drug Substance and Drug Product Delivered to Avere hereunder at the time of Delivery (a) [***], (b) [***], (c) [***] ((a), (b) and (c) together, the “Manufacturing Requirements”) and [***].

2.4First Supply Right. Hansoh shall, have the first right to supply the Drug Substances and Drug Products to Avere in the Retained Territory (“First Supply Right”) as follows:

2.4.1If Avere desires to have the Drug Substances and/or Drug Products Manufactured in the Retained Territory by a Third Party, Avere shall deliver a written notice to

Hansoh (the “Supply Notice”), which shall specify in reasonable detail, at a minimum, the following with respect to the proposed Third Party Manufacturing: (i) the quality specifications required; (ii) [***]; and (iii) the lead time and delivery schedule. Avere shall provide Hansoh with any additional information reasonably requested by Hansoh to assess whether Hansoh can match such Third Party offer.

2.4.2Hansoh shall have [***] Business Days from the date of receipt of the Supply Notice to provide Avere with a written response (the “Hansoh Response”) stating whether Hansoh wishes to pursue such First Supply Right for the Manufacturing activities described in the Supply Notice.

2.4.3If Hansoh elects to pursue such First Supply Right by providing the Hansoh Response in accordance with Section 2.4.2, then the Parties (or their Affiliates) shall negotiate in good faith with each other the terms and conditions for such supply for a period of not more than [***] days or a longer period if mutually agreed following the Hansoh Response, after which, [***]. If Hansoh confirms that [***], then Avere shall purchase such Drug Substances and/or Drug Products exclusively from Hansoh for Manufacturing activities to be conducted in the Retained Territory [***].

2.4.4If Hansoh (i) fails to deliver the Hansoh Response within such [***] Business Day period, or (ii) confirms that the applicable Drug Substances and/or Drug Products do not or cannot satisfy [***], then Avere shall be free to [***], provided that Avere shall not, and shall cause its Affiliates not to, [***].

2.5 Supplied Quantities. For the avoidance of doubt, notwithstanding anything to the contrary herein, in consideration of the yield variation and retain samples requested by Avere, the Parties acknowledge that the quantities of Products actually supplied may not be the exact quantities of Purchase Orders. Hansoh shall be deemed to have satisfied its obligations with respect to the desired quantity of Product so long as [***]. For the avoidance of doubt, any sampling, in-use testing and stability retains and any other retains requested by Avere ([***]), including reduction to the yield of Products resulting from any sample retention of intermediates and drug substances during the manufacturing process before release, shall be deemed to have been Delivered to Avere.

Article III

Purchase Orders

3.1Purchase Orders.

3.1.1Delivery and Acceptance of Purchase Orders. All orders by Avere shall be made pursuant to purchase orders (each, a “Purchase Order”) submitted to Hansoh by Avere, which shall specify (a) the quantity of Drug Substance and Drug Product ordered, including the formulation(s), dosage form(s), and packaging configuration(s) thereof, (b) the requested Delivery Date(s), and (c) such other information as is reasonably necessary to permit correct Delivery of the Clinical Supply. Purchase Orders shall be sent to Hansoh by email. Hansoh shall notify Avere within [***] days after receipt of a Purchase Order whether such Purchase Order (including the quantity ordered and the requested Delivery Date) has been accepted. [***]. Purchase Orders accepted (each, a “Firm Order”) will be binding upon both Parties. Notwithstanding anything to the contrary herein, Avere shall submit a Purchase Order to Hansoh at least [***] months prior to the desired Delivery Date, or such other period as the Parties may mutually agree in writing (“Lead Time”). Notwithstanding the foregoing, with respect to [***].

3.1.2Cancellation or Modification of Purchase Orders. Avere may withdraw or modify any Purchase Order prior to Hansoh’s acceptance thereof. Purchase Orders that have been accepted by Hansoh pursuant to Section 3.1.1 may be changed only by the written agreement of the Parties. Avere may cancel or reduce any Firm Order, subject to Hansoh’s prior written consent, provided that: (a) written notice is given by Avere at least [***] days prior to the scheduled Delivery Date; and (b) [***]. To the extent Hansoh agrees to Avere’s request to cancel any Firm Order, Avere shall reimburse Hansoh an amount equal to [***] with respect to Drug Substance and Drug Product ordered by Avere pursuant to such withdrawn or modified part of the Purchase Order as of the date of such withdrawal or modification, which reimbursement shall be payable within [***] days of Avere’ receipt of a reasonably detailed invoice therefor. For the avoidance doubt, the Firm Orders shall be non-cancellable for any Product under such Firm Orders, once the Manufacture of the Product is [***]. For purposes of this Section 3.1.2, Manufacture will be [***].

3.1.3Conflicts. This Agreement and the Quality Agreement set forth the exclusive terms and conditions between the Parties with respect to, and shall apply to, all orders for Clinical Supply. Unless otherwise mutually agreed by the Parties in writing, in the event of any terms in any Purchase Order, order confirmation, invoice or other notice submitted by either Party to the other Party that are inconsistent with the provisions hereof, this Agreement shall prevail.

Article IV

DELIVERY

4.1Delivery Date. Hansoh shall Deliver Drug Substance and Drug Product, on or before the date of delivery indicated in the applicable Firm Order or such other date as mutually agreed by the Parties (the “Delivery Date”). Hansoh shall store any Drug Substance and Drug Product in accordance with the Specifications and the Quality Agreement, [***], for up to [***] days after [***], and thereafter [***]. After the expiration of such additional [***] month period, unless otherwise agreed, Hansoh shall have no obligation to [***].

4.2Delivery Point. All shipments of Drug Substance and Drug Product pursuant to this Agreement shall be delivered (or arrange for delivery) Ex Work (Incoterms 2020) at Hansoh’s (or its Manufacturer’s) Manufacturing Facility for such Drug Substance and Drug Product (the “Delivery Point”).

4.3Delivery Responsibilities. Hansoh shall promptly notify Avere when an order of Drug Substance and Drug Product is ready to be shipped and shall provide all documentation required for such Drug Substance and Drug Product in accordance with the Quality Agreement.

4.4Title and Risk of Loss. Delivery shall be deemed to have occurred, and therefore except as set forth in Section 4.1 and this Section 4.4, title and risk of loss or damage transferred from Hansoh to Avere, when the Drug Substance and Drug Product are placed for shipment at Hansoh’s (or its Manufacturer’s) Manufacturing Facility in accordance with Ex Works (Incoterms (2020) (“Delivery”). For clarity, Avere will be responsible for arranging any carriage of the Drug Substance and Drug Product from Hansoh’s (or its Manufacturer’s) Manufacturing Facility for such Drug Substance and Drug Product to any other location and bear all shipment costs of the Drug Substance and Drug Product (including exportation and importation costs, tariffs and customs duties). For avoidance of doubt, any loss of, damage to or Defects in the Products arising following Delivery, including during shipment or during any storage of the Products by Hansoh pursuant to Section 4.1, shall not be deemed as Hansoh’s responsibility.

4.5Inability to Supply. Hansoh shall [***]. If Hansoh fails to deliver, subject to Section 2.5, [***] of the quantity set out in an applicable Firm Order for Drug Substance and Drug Product within [***] days after the Delivery Date for such Firm Order (a “Supply Failure”), then: [***]. [***].

Article V

PRICING; PAYMENT

5.1Price. During the Term, Avere shall pay to Hansoh such price for Clinical Supply of Drug Substance and Drug Product equal to [***] (together as “Supply Price”). The initial Supply Price for each Drug Product is set forth in Schedule 5.1 and is based on Hansoh’s good faith estimate of [***]. Hansoh may adjust the Supply Price: (a) annually, to reflect the impact of inflation or deflation, as measured by the [***], or (b) more frequently, [***]. Hansoh shall notify Avere of any such adjustment in writing at least [***] days before it takes effect [***]; provided that, [***]. For clarity, [***].

5.1.1For the avoidance of doubt, the Supply Price does not include (i) cost for stability testing based on the requirement in the stability protocol provided by Avere or any other, test, research or work required by Avere, (ii) all the shipment cost (if any) (including insurance, exportation and importation costs, custom clearance, import and all taxes, tariffs, customs duties related to import), or (iii) [***]. Such amount of the foregoing (i), (ii) and (iii) are in addition to the Supply Price and shall be separately paid by Avere quarterly in accordance with Section 5.2.2 upon receiving the corresponding invoice from Hansoh.

5.1.2With respect to Drug Products, the Supply Price payable by Avere for any Drug Product shall be: (i) the unit price for each unit of Drug Product as set forth in Schedule 5.1 or as adjusted in accordance with Section 5.1, multiplied by the quantities (units) of Drug Product actually Delivered by Hansoh (including any sampling, in-use testing, and stability retains and any other retains requested by Avere, which shall be deemed to have been Delivered to and payable by Avere), and (ii) if Avere requests any sample retention of intermediates or Drug Substances during the manufacturing process, in addition to the foregoing Supply Price of Drug Product under item (i), Avere shall pay for such in-process retentions of intermediates and Drug Substances.

5.1.3 With respect to Drug Substance, the Supply Price payable by Avere for any Drug Substance shall be: (i) the unit price for each unit of Drug Substance as set forth in Schedule

5.1 or as adjusted in accordance with Section 5.1, multiplied by the quantities (units) of Drug Product actually Delivered by Hansoh (including any sampling, in-use testing, and stability retains and any other retains requested by Avere, which shall be deemed to have been Delivered to and payable by Avere), and (ii) if Avere request any sample retention of intermediates during the manufacturing process, in addition to the foregoing Supply Price of Drug Substances under item (i), Avere shall pay for such in-process retentions of intermediates.

5.2Invoices; Payment.

5.2.1Unless otherwise agreed by the Parties, [***]. For avoidance of doubt, [***].

5.2.2Avere shall pay the full amount invoiced to it by Hansoh within [***] Business Days of the date of an invoice. Avere shall make all payments due to Hansoh under this Agreement in U.S. dollars by wire transfer of immediately available funds to the account specified in the applicable invoice or otherwise designated by Hansoh by written notice to Avere. All amounts payable and calculations under this Agreement shall be in Dollars.

5.3Tax.

5.3.1Except as provided in Section 5.3, [***].

5.3.2Avere shall be responsible for VAT associated with Hansoh’s sale of Product to Avere under this Agreement. In the event that any VAT is owing in any jurisdiction with respect to any such payment, Avere shall pay such VAT, and the payment with respect to which such VAT is owing shall be made by Avere to ensure that Hansoh receives the sum which it would have received had such VAT not been due without deduction of such VAT. In the event that any VAT is owing in any jurisdiction in respect of any such payment, [***].

5.3.3[***]

5.3.4Avere shall be solely responsible for the payment of all tariffs, customs duties, import/export fees, levies, or other charges (collectively, “Duties”) imposed by any governmental authority in connection with the importation, exportation, or transportation of the goods under this Agreement. If Hansoh is required by Applicable Laws to pay any Duties, Avere shall reimburse Hansoh for such amounts so long as these Duties are not already captured under manufacturing costs, within [***] days of receipt of written notice and supporting documentation.

5.4Late Payment. [***].

Article VI

QUALITY CONTROL MATTERS; REGULATORY

6.1Quality Agreement. Concurrently or as soon as reasonably practicable following execution of this Agreement, the Parties shall enter into an agreement that shall set forth the quality provisions and pharmaceutical responsibilities with respect to the Clinical Supply of Drug Substance and Drug Product under this Agreement (“Quality Agreement”). In the event of a conflict between this Agreement and the Quality Agreement regarding quality matters, the Quality Agreement shall govern, or regarding any other matters, this Agreement shall govern.

6.2Drug Product Conformity.

6.2.1Testing and Acceptance. Avere shall have [***] Business Days after [***], to accept or reject any such Delivery based on [***]. Within [***] Business Days from the date of receipt at Avere’s (or its designee’s) designated facility, Avere or its agent will carry out incoming inspection and any testing and control activities as it deems appropriate or as may be required by the Quality Agreement (if any). Avere will have the right, exercisable within such [***] Business Days period, to reject some or all of the Product if it determines that the Product is Defective. If Avere rejects any Product, Hansoh will be entitled at all reasonable times to inspect or analyse the Product or a sample of the Product. The Product will be deemed accepted by Avere if no written notification of any Defect is given by Avere to Hansoh pursuant to this clause within such [***] Business Days period except with respect to Latent Defects [***]. With respect to any Latent Defect that was not detectable upon receipt at Avere’s (or its designee’s) designated facility in connection with Avere’s (or its designee’s) incoming inspection or testing described above, such Latent Defect claim shall be made within [***]Business Days after Avere’s discovery of such Latent Defect, but in any event no later than [***].

6.2.2Testing Disputes. If Avere rejects any Product on the grounds that it is Defective and Hansoh disagrees, the parties will use all reasonable efforts to resolve the dispute and Avere’s payment obligation in relation to such Defective Product will be suspended pending such resolution, provided that Avere’s payment obligation for any Product that are not Defective shall not be suspended. If the parties fail to agree within [***] days of Avere notifying Hansoh of a rejection, the dispute will be determined by an independent laboratory mutually agreed by the Parties (an “Independent Laboratory”). Such Independent Laboratory will examine the Product at issue and determine the existence and, if relevant, the timing of any alleged non-conformance or Defect in the Product. Any determination by an Independent Laboratory will be final and binding upon the parties, except in the case of fraud. [***]. Avere shall bear the costs of the Independent Laboratory and reimburse Hansoh for any documented cost reasonably incurred related to the replacement of the Product (including without limitation, logistics, packaging and labelling, raw material fee, any other manufacturing fee and out-of-pocket cost) if the Independent Laboratory finds that the Product was not Defective or that such Defect or non-conformance did not exist at the time of Delivery. Hansoh shall bear the costs of the Independent Laboratory if the Independent Laboratory finds that the Product was Defective at the time of Delivery.

6.2.3Consequences of Defective Product. If (a) prior to Delivery, any Product for any reason or in any way becomes lost, damaged, destroyed, or becomes unable to comply with applicable Specifications or (b) the Parties determine after Delivery in accordance with this Article VI and Section 6.2 that such Product contains any non-conformance or Defect that existed at the time of Delivery, then upon Avere’s written request, Hansoh shall [***]. [***]; provided that, Hansoh shall have no obligation whatsoever to [***] any quantity of Product that has been administered to subjects or otherwise consumed or used prior to the determination of the non-conformance or Defect.

(a)[***]

(b)[***]

For clarity, in each of the foregoing cases, Avere shall remain obligated to bear [***], provided that, in the case of clause (a) above, [***].

6.3Changes to Manufacturing Requirements.

6.3.1Manufacturing Changes. Any amendments, changes or supplements to the Specifications or the Manufacturing process, the characterization or the release testing for the Drug Substance, and Drug Product, and any change to a Manufacturing Facility (each a “Manufacturing Change”),in each case, shall be made in accordance with the Quality Agreement. Each Party shall reasonably consider in good faith any written request from the other Party to make Manufacturing Changes. Hansoh will not be obligated to make any Manufacturing Change until the Parties enter into an agreement in writing signed by authorized representatives of the Parties, such agreement to include the cost of implementing such agreed upon changes and all such changes shall be further defined by amendment to the Quality Agreement.

6.3.2Costs of Manufacturing Changes. Avere shall be responsible for the costs and expenses of implementing any changes to the Specifications or the Manufacturing process for the Drug Substance and Drug Product for use in the Territory that are (a) requested by Avere or required by any Regulatory Authority or (b) specific solely to the Territory, and Hansoh shall otherwise be responsible for such costs and expenses. [***].

6.4Recalls. Avere shall be responsible for recalls and related matters, including communications with governmental authorities and public statements concerning any recall, in the Territory. The costs and expenses of any recall shall be borne by Avere, [***].[***].

Article VII

CONFIDENTIALITY; PUBLICITY; Intellectual Property

The Parties hereby acknowledge and agree that Section 7.1 (Ownership of Arising IP), Section 7.8 (Further Assurances) and Article 8 (Confidential Information) of the License Agreement are hereby incorporated herein by reference and shall apply to this Agreement and the Parties’ activities hereunder, mutatis mutandis, with the same effect as if set forth in full herein. For clarity: (a) Article 8 of the License Agreement shall apply to Confidential Information (as defined therein) exchanged under this Agreement; (b) all Intellectual Property Rights conceived, discovered, developed, invented or created in the performance of activities under this Agreement shall be deemed “Arising IP” for purposes of the License Agreement and shall be owned in accordance with Section 7.1 of the License Agreement, such that ownership follows inventorship; and (c) Sections 7.2 through 7.7 of the License Agreement are not incorporated into this Agreement, and the prosecution, maintenance, enforcement and defense of Patent Rights shall be governed exclusively by the License Agreement.

Article VIII

REPRESENTATIONS AND WARRANTIES

8.1Representations and Warranties of the Parties. Each Party hereby represents and warrants to the other Party that, as of the Effective Date:

8.1.1it is validly existing and in good standing under the applicable Laws of the jurisdiction of its incorporation and has the full right, power and authority to enter into this Agreement, conduct the activities allocated to it under this Agreement, grant the licenses and grant and assign the rights under this Agreement and disclose such information and Know-How that is disclosed in performance of its obligations under this Agreement;

8.1.2this Agreement has been duly executed by it and is legally binding upon it, enforceable in accordance with its terms, and does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it may be bound, nor violate any material applicable Law of any court, governmental body or administrative or other agency having jurisdiction over it;

8.1.3neither it, nor any of its Affiliates are party to any agreements, oral or written, that conflict with its obligations under this Agreement.

8.1.4It is not a party to and will not enter into any agreement that would prevent it from granting the rights granted or intended to be granted to the other Party under this Agreement or performing its obligations under this Agreement.

8.2Batch Warranty. Hansoh represents warrants, and covenants to Avere that [***].

8.3Compliance. Each Party represents, warrants, and covenants to the other Party that (a) as of the Effective Date, neither such Party nor any of its Affiliates (nor, in the case of Hansoh, to Hansoh’s Knowledge, any of its Manufacturers), nor any of their respective employees or agents [***].

8.4Performance. [***].

8.5Disclaimer of Warranties. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, EACH PARTY EXPRESSLY DISCLAIMS ANY AND ALL REPRESENTATIONS OR WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING ANY WARRANTIES OF QUALITY, NON-INFRINGEMENT, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE. EXCEPT AS EXPRESSLY STATED IN THIS AGREEMENT, ALL REPRESENTATIONS AND WARRANTIES, WHETHER ARISING BY OPERATION OF LAW, BY STATUTE OR OTHERWISE, ARE HEREBY EXPRESSLY EXCLUDED.

Article IX

REMEDIES; INDEMNIFICATION

9.1Indemnification by Avere. Subject to the remainder of this Article IX, Avere shall indemnify, defend and hold harmless Hansoh, its Affiliates, and their directors, officers employees and agents, and their respective successors, heirs and assigns (individually and collectively, the “Hansoh Indemnitee(s)”) from and against all losses, liabilities, damages, judgments, awards, costs and expenses (including reasonable attorneys’ fees) payable to Third Parties (individually and collectively, “Losses”) incurred in connection with any claims, demands, actions, suits or other proceedings by any Third Party (individually and collectively, “Third Party Claims”) to the extent arising from (a) [***]; in each case of clauses (a) through (d) above, except to the extent such Losses arise out of any matter for which Hansoh has obligations of indemnification pursuant to Section 9.2 or pursuant to the License Agreement, with respect to which each Party will indemnify the other in proportion to their respective liability for such Losses.

9.2Indemnification by Hansoh. Subject to the remainder of this Article IX, Hansoh shall indemnify, defend and hold harmless Avere, its Affiliates, and their directors, officers, employees and agents and their respective successors, heirs and assigns (individually and collectively, the “Avere Indemnitee(s)”) from and against all Losses incurred in connection with any Third Party Claims to the extent arising from (a) [***]; in each case of clauses (a) and (b) above, except to the extent such Losses arise out of any matter for which Avere has obligations of indemnification pursuant to Section 9.1 or pursuant to the License Agreement, with respect to which each Party will indemnify the other in proportion to their respective liability for such Losses.

9.3Indemnification Procedure. Indemnification procedures shall be in accordance with Section 10.4 of the License Agreement, which is hereby incorporated herein by reference, mutatis mutandis; provided that, for such purposes, (a) references therein to Section 10.3, Section 10.3.1 and Section 10.3.2 of the License Agreement shall be deemed to refer to Article IX, Section 9.1 and Section 9.2 of this Agreement, respectively, (b) references therein to Article 10 of the License Agreement shall be deemed to refer to Article IX of this Agreement, (c) references therein to a “Claim” shall be deemed to refer to a Third Party Claim, (d) “Indemnitee” shall mean a Hansoh Indemnitee or an Avere Indemnitee, as applicable, and “Indemnifying Party” shall mean the Party from which indemnification is sought hereunder, and (e) references therein to Article 12 of the License Agreement shall be deemed to refer to Section 11.15 of this Agreement. For the avoidance of doubt, Section 10.3.2(y) of the License Agreement expressly excludes from Hansoh’s indemnification obligations thereunder any Losses arising out of or relating to the Manufacturing of any Licensed Compound or Licensed Product pursuant to this Agreement, and such Losses are accordingly governed exclusively by Section 9.2 of this Agreement.

9.4Exceptions and Limitations on Indemnification. Hansoh shall not be liable under the indemnity in Section 9.2, where the liability arises as a result of:

9.4.1the supply by Hansoh or its Affiliates of any Drug Substance and Drug Product which has Defects known to Avere (or its Affiliates or the respective Avere Indemnitees, as applicable) or whose shelf-life has expired; or

9.4.2any Defect or fault in any Drug Substance and Drug Product which is caused by any act or omission of Avere, its Affiliates or by their respective Avere Indemnitees, or by any damage or event occurring after Delivery to Avere.

9.5Disclaimer of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR ANY SPECIAL, CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS OR THE PERFORMANCE OF ITS OBLIGATIONS HEREUNDER, INCLUDING ANY LOST PROFITS ARISING OUT OF THIS AGREEMENT, IN EACH CASE, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY WHETHER IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE, REGARDLESS OF ANY NOTICE OF THE POSSIBILITY OF SUCH DAMAGES. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS SECTION 9.5 IS INTENDED TO OR SHALL LIMIT OR RESTRICT DAMAGES AVAILABLE FOR A PARTY’S BREACH OF ITS OBLIGATIONS UNDER [***], OR DAMAGES AVAILABLE IN THE CASE OF A PARTY’S FRAUD OR INTENTIONAL MISCONDUCT, OR [***].

9.6Limitation of Liability.

9.6.1EXCEPT AS SET FORTH UNDER SECTION 9.6.2, UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY FOR ANY DAMAGES OR LOSSES IN EXCESS OF ALL AMOUNTS PAIDUNDER THE AGREEMENT DURING THE [***] MONTHS PERIOD IMMEDIATELY PRECEDING THE DATE ON WHICH SUCH CLAIM FOR LOSSES FIRST AROSE, TO THE EXTENT THE LIABILITY ARISES UNDER THIS AGREEMENT.

9.6.2NOTHING IN THIS SECTION 9.6 IS INTENDED TO OR WILL LIMIT OR RESTRICT (A) DAMAGES AVAILABLE TO A PARTY FOR A BREACH BY THE OTHER PARTY OF THE CONFIDENTIALITY OBLIGATIONS UNDER [***]; (B) DAMAGES ARISING FROM A PARTY’S [***].

9.7Insurance. Without limitation of Section 10.5 of the License Agreement, during the Term, Avere shall, at its cost, procure and maintain insurance, including [***]. Avere shall furnish to Hansoh evidence of such insurance upon reasonable request. For clarity, Hansoh shall not be liable for any Losses to the extent that such Losses are covered by the insurance required to be maintained by Avere pursuant to this Section 9.7.

Article X

TERM; TERMINATION

10.1Term. Unless earlier terminated in accordance with this Article X, the term of this Agreement shall commence on the Effective Date and continue until [***], as notified by Avere to Hansoh in writing; provided, however, that in no event shall the Term exceed [***] years from the Effective Date, except by mutual written agreement (“Term”).

10.2Termination.

10.2.1Termination by Avere for Convenience. At any time, Avere may terminate this Agreement in its entirety for convenience by providing written notice of termination to Hansoh, which notice includes an effective date of termination at least [***] days after the date of the notice.

10.2.2Termination for Material Breach. Either Party will have the right to terminate this Agreement in its entirety upon written notice to the other Party if the other Party materially breaches its obligations under this Agreement and, after receiving written notice from the non-breaching Party identifying such material breach by the breaching Party in reasonable detail, such breaching Party fails to cure such material breach of Avere’s payment obligations under this Agreement within [***] days, or any material breach of any other obligation under this Agreement within [***] days, from the date of such notice.

10.2.3Termination for Bankruptcy. If, at any time during the Term (i) either Party files for or is subject to the institution of bankruptcy, liquidation or receivership proceedings, (ii) either Party assigns all or a substantial portion of its assets for the benefit of creditors, (iii) a receiver or custodian is appointed for either Party’s business, or (iv) a substantial portion of either Party’s business is subject to attachment or similar process; then, in any such case (((i), (ii), (iii) or (iv)), the other Party may terminate this Agreement upon written notice to the extent permitted under Applicable Laws.

10.2.4Termination of License Agreement. This Agreement shall automatically terminate upon termination or expiration of the License Agreement for any reason; provided that, if the License Agreement expires or is terminated by Avere pursuant to Section 11.2.2 of the License Agreement for Hansoh’s material breach or pursuant to Section 11.2.3 for Hansoh’s insolvency, [***].

10.3Effect of Termination. Expiration or termination of this Agreement or any Firm Order (in each case in whole or in part) for any reason shall be without prejudice to any right which shall have accrued to the benefit of either Party prior to such termination, including damages arising from any breach under this Agreement, or any obligation to make a payment that was owed or accrued prior to or on the effective date of such termination, including amounts invoiced prior to such termination or expiration. Avere shall pay Hansoh such amount within [***] days from the date on which Avere receives the invoice from Hansoh. For the avoidance of doubt, with respect to any Firm Order that has been accepted by Hansoh before such termination or expiration, Section 3.1.2 shall apply.

10.4Survival. The provisions of Article I, Article V (with respect to amounts accrued prior to expiration or termination), Sections 6.2, and 6.4, Article VII, Article VIII, Article IX, Sections 10.3 and 10.4, and Article XI, together with any other provisions of this Agreement that by their terms are expressly stated to survive, shall survive the expiration or termination of this Agreement.

Article XI

MISCELLANEOUS

11.1Entire Agreement; Amendment. This Agreement, and together with the License Agreement and Quality Agreement, contains the final and exclusive agreement and all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings between the Parties existing as of the Effective Date with respect to the subject matter hereof. There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein. No subsequent alteration, amendment, change or addition to this Agreement will be binding upon the Parties unless reduced to writing and signed by an authorized officer of each Party. In the event of any conflict between this Agreement and the License Agreement, the License Agreement shall govern, except with respect to the Manufacture and supply of the Products and the Parties’ rights and obligations in connection therewith, as to which this Agreement shall govern.

11.2Force Majeure. A Party will be excused from the performance of its obligations under this Agreement to the extent that such performance is prevented or materially delayed by force majeure (other than an obligation to make payments) and the nonperforming Party promptly provides written notice of the force majeure and the affected activity(ies) to the other Party. Such excuse will be continued so long as the condition constituting force majeure continues and the nonperforming Party takes reasonable efforts to remove the condition; provided, however, that if the condition constituting force majeure continues for more than [***] consecutive days, the other Party will have the option to terminate this Agreement immediately upon written notice. For purposes of this Agreement, force majeure will mean conditions that (a) as of the Effective Date could not or should not have been foreseen and (b) are beyond the control of the applicable Party, including [***]. The non-performing Party will notify the other Party of such force majeure within [***] days after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration and any action being taken to avoid or minimize its effect.

11.3Notices. Any notice required or permitted to be given under this Agreement will be in writing, will specifically refer to this Agreement, and will be addressed to the appropriate Party at the address specified below or such other address as may be specified by such Party in writing in accordance with this Section 11.3 and will be deemed to have been given for all purposes (a) when received, if hand-delivered or sent by a reputable international expedited delivery service, or (b) [***] Business Days after mailing, if mailed by first class certified or registered mail, postage prepaid, return receipt requested, or (c) the date sent if sent by email (with transmission confirmed). This Section 11.3 is not intended to govern the day-to-day business communications necessary between the Parties in performing their obligations under the terms of this Agreement.

If to Hansoh:

Shanghai Hansoh Biomedical Co., Ltd.

Building 11, No. 3728, Jinke Road, China (Shanghai) Pilot Free Trade Zone, Shanghai

Attention: Alliance Manager

Email: [***]

If to Avere:

Avere Therapeutics, Inc.

1500 District Avenue

Burlington, MA  01803

Attention: General Counsel

Email: [***]

11.4No Strict Construction; Headings. This Agreement has been prepared jointly and will not be strictly construed against either Party. Ambiguities, if any, in this Agreement will not be construed against any Party, irrespective of which Party may be deemed to have authored the ambiguous provision. The headings of each Article and Section in this Agreement have been inserted for convenience of reference only and are not intended to limit or expand on the meaning of the language contained in the particular Article or Section.

11.5Interpretation. Whenever any provision of this Agreement uses the term “including” (or “includes”), such term will be deemed to mean “including without limitation” (or “includes without limitations”). “Herein,” “hereby,” “hereunder,” “hereof” and other equivalent words refer to this Agreement as an entirety and not solely to the particular portion of this Agreement in which any such word is used. The term “or” means “and/or” hereunder. The words “include”, “includes” and “including” will be deemed to be followed by the phrase “without limitation”. The word “shall” will be construed to have the same meaning and effect as the word “will”. Any definition of or reference to any agreement, instrument or other document herein will be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein). All definitions set forth herein will be deemed applicable whether the words defined are used herein in the singular or the plural. Unless otherwise provided, all references to Sections and Exhibits in this Agreement are to Sections and Exhibits of this Agreement. References to any Sections include all Sections and subsections that are part of the related Section (e.g., a subsection numbered “Section 3.2” would be part of “Section 3”, and references to “Section 3.2” would also refer to material contained in the subsection described as “Section 3.2(a)”). Unless otherwise stated, Dollar amounts set forth in this Agreement are U.S. Dollars.

11.6Assignment. Neither Party may assign or transfer (whether by operation of applicable Law or otherwise) this Agreement or any rights or obligations hereunder without the prior written consent of the other, which consent will not be unreasonably withheld, conditioned or delayed, except that a Party may make such an assignment without the other Party’s consent to (a) an Affiliate ([***]), provided that [***], or (b) any counter-party to a Change of Control (as defined as defined in the License Agreement) transaction. Any permitted successor or assignee of rights or obligations hereunder will, in a writing to the other Party, expressly assume performance of such rights or obligations (and in any event, any Party assigning this Agreement to an Affiliate will remain bound by the terms and conditions hereof). Any permitted assignment will be binding on and inure to the benefit of the successors of the assigning Party. Any assignment or attempted assignment by either Party in violation of the terms of this Section 11.6 will be null, void and of no legal effect.

11.7English Language. This Agreement is written and executed in the English language. Any translation into any other language will not be an official version of this Agreement and in the event of any conflict in interpretation between the English version and such translation, the English version will prevail. Except as otherwise provided in this Agreement, all documents, minutes, communications and other written materials to be provided by Hansoh to the Avere pursuant to this Agreement shall be in its original language. Avere shall be solely responsible for the translation of any such materials into another language and for all costs and expenses associated therewith.

11.8Severability. If any one or more of the provisions of this Agreement is held to be invalid or unenforceable by an arbitrator or by any court of competent jurisdiction from which no appeal can be or is taken, the provision will be considered severed from this Agreement and will not serve to invalidate any remaining provisions hereof. The Parties will make a good faith effort to replace any invalid or unenforceable provision with a valid and enforceable one such that the objectives contemplated by the Parties when entering into this Agreement may be realized.

11.9No Waiver. Any delay in enforcing a Party’s rights under this Agreement or any waiver as to a particular default or other matter will not constitute a waiver of such Party’s rights to the future enforcement of its rights under this Agreement, except with respect to an express written and signed waiver relating to a particular matter for a particular period of time.

11.10Performance by subcontractors. Hansoh hereby guarantees the performance by any of its subcontractors of its obligations under this Agreement, and will cause each of its subcontractors to comply with the applicable provisions of this Agreement. Notwithstanding anything to the contrary herein, to the extent that any Product is Manufactured by a subcontractor other than Hansoh’s Affiliate, [***]. Hansoh shall not [***]. Notwithstanding anything to the contrary herein, Hansoh’s sole liability, and Avere’s sole and exclusive remedy, for any failure of the Product to comply with the Manufacturing Requirements at the time of Delivery to the extent [***].

11.11Independent Contractors. Each Party will act solely as an independent contractor, and nothing in this Agreement will be construed to give either Party the power or authority to act for, bind, or commit the other Party in any way. Nothing herein will be construed to create the relationship of partners, principal and agent, or joint-venture partners between the Parties.

11.12Further Assurances. Each Party will use reasonable efforts to take such action as is reasonably necessary or appropriate in order to complete the transactions contemplated hereby on the terms and subject to the conditions set forth herein.

11.13Counterparts; Electronic Signatures. This Agreement may be executed in one (1) or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Agreement may be executed by electronically transmitted signatures and such signatures will be deemed to bind each Party hereto as if they were original signatures.

11.14Governing Law. This Agreement and all disputes arising out of or related to this Agreement, or the performance, enforcement, breach or termination hereof, and any remedies relating thereto, shall be construed, governed, interpreted and applied in accordance with the laws of the [***], without giving effect to any choice of law principles that would require the application of the laws of a different jurisdiction. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

11.15Dispute Resolution; Escalation. Any dispute arising out of or in connection with this Agreement shall be settled in accordance with Article 12 of the License Agreement, which is hereby incorporated herein by reference, mutatis mutandis, and to which each of Jiangsu Hansoh and Shanghai Hansoh hereby agrees to be bound; provided that (a) the exclusions in Section 12.1 of the License Agreement for matters subject to Section 5.7 (JSC Decisions and Actions) and Section 12.10 (Patent and Trademark Disputes) of the License Agreement shall not apply to disputes under this Agreement, (b) Section 12.5 (Baseball-Style Arbitration) of the License Agreement shall not apply to disputes under this Agreement, and (c) nothing in this Section 11.15 shall limit or supersede Section 6.2.2, and any determination of an Independent Laboratory thereunder shall be final and binding on the Parties and shall not be subject to Article 12 of the License Agreement.

11.16Cumulative Remedies; Recovery of Damages. Except as expressly set forth in this Agreement, no remedy referred to in this Agreement is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to in this Agreement or otherwise available under applicable Laws.

11.17Business Day Requirements. In the event that any notice or other action or omission is required to be taken by a Party under this Agreement on a day that is not a Business Day then such notice or other action or omission shall be deemed to be required to be taken on the next occurring Business Day.

{Signature Page Follows}

In Witness Whereof, the Parties intending to be bound have caused this Clinical Supply Agreement to be executed by their duly authorized representatives as of the Effective Date.

Jiangsu Hansoh Pharmaceutical Group Company Ltd.

By:	/s/ Xueqiang Yin

Name:	Xueqiang Yin

Title:	CMC Head

Shanghai Hansoh Biomedical Co., Ltd.

By:	/s/ Xueqiang Yin

Name:	Xueqiang Yin

Title:	CMC Head

Avere Therapeutics, Inc.

By:	/s/ William White

Name:	William White

Title:	Chief Financial Officer

[Signature Page to Clinical Supply Agreement]

schedule 1.4

BATCH QUANTITIES

The current batch sizes for each product are listed in the table below. These sizes are expected to scale up in 2027.

Product	Drug Substance	Drug Product [***]mg Active	Drug Product [***]mg Placebo
Batch Quantities	[***]	[***] tablets	[***] tablets